UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012 (March 14, 2012)

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 14, 2012, Cheniere Energy Inc. (“Cheniere”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”), providing for the offer and sale in an underwritten offering (the “Offering”) of 21,000,000 shares of Cheniere’s common stock, par value $0.003 per share (“Common Stock”), at a price to the Underwriter of $14.58 per share. Pursuant to the Underwriting Agreement, Cheniere granted the Underwriter a thirty-day option to purchase up to an additional 3,150,000 shares of Common Stock to cover over-allotments, which option was exercised by the Underwriter on March 15, 2012.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this report and incorporated herein by reference.

Item 7.01.	REGULATION FD DISCLOSURE.

On March 19, 2012, Cheniere issued a press release announcing the closing of the Offering. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01 of Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and such information, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

Exhibit Number	Description

1.1*	Underwriting Agreement, dated March 14, 2012.

5.1*	Opinion of Andrews Kurth LLP.

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

99.1**	Press release, dated March 19, 2012.

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: March 19, 2012

	By:	/s/ Graham A. McArthur
	Name:	Graham A. McArthur
	Title:	Vice President & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Underwriting Agreement, dated March 14, 2012.

5.1*	Opinion of Andrews Kurth LLP.

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

99.1**	Press release, dated March 19, 2012.

*	Filed herewith.
**	Furnished herewith.